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                     MODIFICATION AND EXTENSION AGREEMENT
                     ------------------------------------

     THIS MODIFICATION AND EXTENSION AGREEMENT (this "Agreement") is made as of November 26, 1996, by and between ALLEGIANT BANCORP, INC., a Missouri corporation ("Borrower"), and MERCANTILE BANK NATIONAL ASSOCIATION, formerly known as Mercantile Bank of St. Louis National Association, a national banking association ("Lender").

                               W I T N E S S E T H:

     WHEREAS pursuant to a certain Amended and Restated Term Loan Agreement executed by Borrower and Lender on May 31, 1995 (the "Loan Agreement"), Borrower executed a certain Amended and Restated Term Loan Promissory Note payable to Lender dated May 31, 1995, in the original principal amount of $5,000,000.00 (the "Note");

     WHEREAS, the Loan Agreement and Note are described in and secured by a certain Amended and Restated General Pledge and Security Agreement, executed by Borrower in favor of Lender on May 31, 1995, and covering the property as more particularly described therein (the "Pledge");

     WHEREAS, the Loan Agreement and Note are further described and secured by a certain Assignment of Life Insurance Policy as Collateral executed by Borrower in favor of Lender on December 29, 1993, on the life of Shaun R. Hayes (the "Assignment");

     WHEREAS, Borrower desires to modify and extend the terms of the Loan Agreement and the Note in the manner set forth herein and Lender is willing to agree to said modification and extension on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

     1.   The Loan Agreement is hereby amended and modified as follows:

          a) The first sentence of Section 1 (Term) of the Loan Agreement is deleted and substituted with the following:

             "The "Term" of this Agreement shall commence on August 31, 1990, and shall end on December 31, 1999."

          b) The fifth sentence of Section 3.01 (Term Loan) of the Loan Agreement is deleted and substituted with the following:

             "The Note matures on December 31, 1999 on which date all unpaid principal and all accrued and


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             unpaid interest thereon shall become due and payable."

          c) Section 3.02 (Interest Rates) of the Loan Agreement is deleted and substituted with the following:

             "3.02 Interest Rates. The Note shall bear interest prior to
                   --------------
             maturity at a rate per annum equal to the Prime Rate of Lender in effect from time to time during the period when the Note is outstanding, with changes in the interest rate taking effect on the date a change in the Prime Rate is made effective generally be Lender. From and after the maturity of the Note, whether by reason of acceleration or otherwise, the entire unpaid principal balance of the Note shall bear interest payable on demand until paid at a rate per annum equal to Two Percent (2%) over and above the Prime Rate, fluctuating as aforesaid. Interest shall be computed with respect to the Note on an actual day, 360-day year basis."

          d) Section 5.09 (Equity Capital Floor) is deleted and substituted with the following:

             "5.09 Equity Capital Floor. Cause the Subsidiary Bank to maintain
                   --------------------
             Equity Capital at all times in an amount which equals or exceeds the greater of: (a) $23,000,000.00; or (b) the amount of Equity Capital required, directly or indirectly, of the Subsidiary
             Bank by or by reason of any law, regulation, rule or order of any Regulatory Agency having jurisdiction over Borrower or the Subsidiary Bank (whether such law, regulation, rule or order deals with Equity Capital as herein defined or with some other capital definition), all as determined in accordance with generally accepted accounting principles consistently applied."

          e) The first sentence of Section 5.10 (Ratio of Total Equity Capital to Total Tangible Assets) is deleted and substituted with the following:

             "5.10 Ratio of Total Equity Capital to Total Tangible Assets.
                   ------------------------------------------------------
             Cause the Subsidiary Bank to maintain at all times during the Term of this Agreement a ratio of total Equity Capital divided by total tangible assets, determined in accordance with generally accepted accounting principles consistently applied, which equals or exceeds the greater of: (a) Six and One-Half Percent (6.5%); or (b) the percentage required to be maintained by the Subsidiary Bank by or reason of any law,

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             regulation, rule or order of any Regulatory Agency having
             jurisdiction over Borrower or the Subsidiary Bank."

          f) Section 5.13 (Minimum Net Income) is deleted and substituted with the following:

             "5.13 Minimum Net Income. Cause the Subsidiary Bank to have a Net
                   ------------------
             Income of at least $1,750,000.00 during each calendar year commencing with the calendar year ending December 31, 1996."
          g) Section 6.04 (Distributions) is deleted and substituted with the following:

             "6.04 Distributions. Declare or incur any liability to make any
                   -------------
             Distribution in respect of the capital stock of Borrower or the capital stock of the Subsidiary Bank, except that: (a) the Subsidiary Bank shall be permitted to pay cash dividends to Borrower to the extent necessary to pay Borrower's Obligations then due and payable to Lender and which are actually applied toward payment of Borrower's Obligations; and (b) so long as (i) no Default or Event of Default under this Agreement has occurred and is continuing or would be created by or result from the payment of such dividends, and (ii) Lender has consented in writing to the payment of such dividends, (A) Borrower shall be permitted to declare and pay cash dividends on its capital stock in an aggregate amount of up to Two Hundred Fifty Thousand Dollars ($250,000.00) during each calendar year ending during the Term of this Agreement, and (B) the Subsidiary Bank shall be permitted to declare and pay cash dividends on its capital stock in an aggregate amount of up to Two Hundred Fifty Thousand Dollars ($250,000.00) during each calendar year during the Term of this Agreement."

     2. The first paragraph of the Note is deleted and substituted with the following:

             "FOR VALUE RECEIVED, the undersigned, ALLEGIANT BANCORP, INC., a Missouri corporation ("Borrower"), hereby promises to pay to the order of MERCANTILE BANK NATIONAL ASSOCIATION, formerly known as Mercantile Bank of St. Louis National Association, a national banking association ("Lender"), the principal sum of Four Million Four Hundred Thousand Dollars ($4,400,000.00) in four (4) installments as follows:

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
                    Date Principal                 Amount of
                    Payment is Due             Principal Payment
                    --------------             -----------------

                    November 30, 1997          $400,000.00
                    November 30, 1998          $400,000.00
                    November 30, 1999          $400,000.00
                    December 31, 1999          Entire Outstanding
                                               Principal Balance

          Borrower further promises to pay to the order of lender interest on the unpaid principal balance from time to time outstanding under this Note prior to maturity at a rate per annum equal to the interest rate announced from time to time by Lender as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change). Said interest shall be payable quarterly on the first (1st) day of each February, May, August and November commencing February 1, 1997, and at the maturity of this Note, whether by reason of acceleration or otherwise. From and after the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the entire outstanding principal balance of this Note at a rate per annum equal to Two Percent (2%) over and above the Prime Rate, fluctuating as aforesaid. All payments hereunder shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal."

     3. The Loan Agreement and Note, as hereby modified and extended, is, and shall continue to be, secured by the Pledge and the Assignment, and any reference to the Loan Agreement and Note in such documents shall hereafter be deemed to include the Loan Agreement and Note as hereby modified and extended.

     4. The Loan Agreement, Note, Pledge and Assignment are, and shall remain, the binding obligations of Borrower, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby expressly and specifically varied or amended, and the same are hereby ratified and confirmed, and Lender reserves unto itself all rights and privileges granted thereunder.

     5. Borrower hereby reaffirms all representations, warranties, covenants and agreements recited in the Loan Agreement, Note, Pledge and Assignment as of the date hereof, and the same are hereby adopted as representations, warranties, covenants and agreements of Borrower herein. Borrower further represents and warrants that it is not in default under any of its obligations under the Loan Agreement, Note, Pledge and

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Assignment and that it has full power and authority to execute and deliver this Agreement, and that the execution and delivery hereof has been duly authorized, and that all necessary and proper acts have been performed or taken.

     6. Borrower agrees to pay all expenses incurred by Lender in connection with this Agreement, including, but not limited to, Lender's legal fees. Said sums are payable on demand and are secured by the Pledge and Assignment.

     7. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWER AND LENDER REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       BORROWER:

                                       ALLEGIANT BANCORP, INC.

                                       By:  /s/ Shaun R. Hayes
                                          ----------------------------------
                                            Shaun R. Hayes,
                                            President


                                       LENDER:

                                       MERCANTILE BANK
                                       NATIONAL ASSOCIATION

                                       BY:  /s/ Keith A. Francis
                                          -----------------------------------
                                            Keith A. Francis,
                                            Vice President

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